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                                   EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of International Rectifier Corporation on Form S-8 (File No. 33-40208,
File No. 33-63958 and File No. 33-53589) of our report dated July 18, 1996 on our audits of the consolidated financial statements and financial statement schedule of International Rectifier Corporation as of June 30, 1996 and 1995, and for the fiscal years ended June 30, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.





/s/ COOPERS & LYBRAND L.L.P.
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Coopers & Lybrand L.L.P.


Los Angeles, California
September 24, 1996